SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2010

COMFORCE Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-6081	36-2262248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 Stewart Avenue, Bethpage, New York		11714
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 437-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

PROPOSED LITIGATION SETTLEMENT

As previously announced, on November 1, 2010, COMFORCE Corporation, which we refer to as the Company, entered into an agreement and plan of merger, which we refer to as the merger agreement, with CFS Parent Corp., a Delaware corporation and an affiliate of ABRY Partners, LLC, which we refer to as Parent and ABRY, respectively, and CFS Merger Sub Corp., a Delaware corporation and direct wholly-owned subsidiary of Parent, which we refer to as Merger Sub, pursuant to which Merger Sub will merge with and into the Company, with the Company being the surviving corporation.

On November 22, 2010, we filed with the Securities and Exchange Commission, which we refer to as the SEC, a definitive proxy statement in connection with the proposed merger. At the special meeting, you will be asked to consider and vote upon the proposal to adopt the merger agreement.

Following the announcement of the merger agreement, three putative class action lawsuits were filed on behalf of stockholders of the Company in the Supreme Court of the State of New York sitting in Nassau County, docketed as Scott Deal v. COMFORCE Corporation, et al., Index No. 600986/2010, Brian Anthony v. COMFORCE Corporation, et al., Index No. 10-20869 and Jack Wilkinson v. Harry V. Maccarrone, et al., Index No. 600996/2010, two of which were filed on November 5, 2010, and one of which was filed on November 15, 2010. A fourth purported class action lawsuit was filed in the Court of Chancery of the State of Delaware on November 17, 2010, docketed as Austin A. Iodice v. COMFORCE Corporation, et al., Case No. 5999-VCN. In addition, a fourth case was filed on behalf of stockholders of the Company in the Supreme Court of the State of New York sitting in Nassau County, docketed as Kenneth Schuster, et al. v. COMFORCE Corporation, et al., Index No. 10-21588, which was filed on Nov. 18, 2010.

On November 23, 2010, the New York Supreme Court entered an Order consolidating the four New York cases under the caption In re Comforce Shareholder Litigation, Index No. 600986/2010 and appointed lead plaintiffs’ counsel (the “Consolidated New York Action”). Thereafter, the court in the Consolidated New York Action scheduled a hearing to consider plaintiffs’ motion for a preliminary injunction for December 16-17, 2010, and the parties commenced discovery pursuant to an agreed-upon expedited schedule.

On December 7, 2010, the Delaware Court of Chancery stayed the remaining case, Austin A. Iodice v. COMFORCE Corporation, in favor of the Consolidated New York Action. This separate Delaware action is not part of the Consolidated New York Action.

Subsequently, as we announced in our press release attached as Exhibit 99.1 to this Current Report on Form 8-K, the parties in the Consolidated New York Action entered into a binding memorandum of understanding, dated as of December 16, 2010, which provides the general terms for a settlement of the Consolidated New York Action. Under the terms of the memorandum of understanding, Parent, Merger Sub and the Company agreed to amend the merger agreement to address certain provisions characterized by the plaintiffs as “preclusive,” and the Company agreed to make certain disclosures to its stockholders relating to the merger, in addition to the information contained in the definitive proxy statement.

The memorandum of understanding provides that the parties will use their good faith best efforts to agree upon and execute an appropriate stipulation of settlement and such other documentation as may be necessary for the presentation of the settlement to the Supreme Court of the State of New York sitting in Nassau County for approval. The stipulation of settlement will be subject to customary conditions, including court approval. After submission of the stipulation of settlement, the court will schedule a hearing at which the court will consider the fairness, reasonableness, and adequacy of the settlement. At such time as the Court sets a hearing to consider the settlement, further information regarding the settlement and the approval process will be provided to stockholders.

The lawsuits name the Company, its directors (other than John Fanning in one of the complaints), certain Company officers, ABRY, Parent and Merger Sub. The lawsuits allege, among other things, that the members of the board of directors and named officers, breached certain fiduciary duties to the Company’s stockholders by entering into the merger agreement. The complaints also allege that the Company, ABRY, Parent and/or Merger Sub aided and abetted such alleged breaches of fiduciary duties. The complaints, one of which was amended, include additional allegations that the proxy statement fails to disclose certain material information. The plaintiffs are seeking relief that includes, among other things, preliminary and permanent injunction prohibiting consummation of the merger, rescission or rescissory damages, and payment of the plaintiffs’ costs and expenses. The Company, Parent, Merger Sub and ABRY have entered into a joint defense agreement.

The Company and the other defendants have vigorously denied, and continue to vigorously deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in any of the actions, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal burdens and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay in the consummation of the merger. Nothing in this Current Report on Form 8-K, the parties’ memorandum of understanding or any stipulation of settlement shall be deemed to be an admission of liability or any wrongdoing by any defendant in the actions nor shall anything in this Current Report on Form 8-K, the parties’ memorandum of understanding or any stipulation of settlement be deemed an admission of the materiality of any of the disclosures set forth herein.

DELAY OF SPECIAL MEETING

In order to allow stockholders of the Company more time to consider the additional disclosures and the merger agreement amendments described in this Current Report on Form 8-K, the Company has agreed to delay its previously scheduled special stockholder meeting in connection with the merger. The special stockholder meeting for the Company scheduled for December 20, 2010 will be adjourned to December 27, 2010 starting at 10:00 a.m., local time, at 999 Stewart Avenue, Bethpage, New York 11714, or at any further adjournment of this meeting.

Any proxies or votes already submitted by stockholders in connection with the special meeting will remain valid and will be unaffected by the delay in holding the special meeting or the amendment of the merger agreement. There is no need for any stockholders to vote again.

The Company will be mailing this Current Report on Form 8-K and the cover letter attached as Exhibit 99.2 to this Current Report to stockholders of record as of the close of business on the November 15, 2010 record date in order to supplement the disclosure in the Company’s definitive proxy statement previously sent to such stockholders.

AMENDMENT OF THE MERGER AGREEMENT

Under the terms of this memorandum of understanding, Parent, Merger Sub and the Company agreed to amend the merger agreement to:

•

reduce the termination fee payable to Parent under certain circumstances (described under “The Merger Agreement—Termination Fees” on page 58 of the proxy statement) from $3.8 million to $3.4 million; and

•

change the condition to the merger that requires, absent a waiver of this condition by Parent, that fewer than 10% of the outstanding shares of common stock and preferred stock of the Company are dissenting shares to 14% (as disclosed under “The Merger Agreement—Conditions to the Merger” on pages 55 and 56 of the proxy statement).

A copy of Amendment No. 1 to the Agreement of Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ADDITIONAL DISCLOSURES

The additional disclosures set forth below amend and supplement the proxy statement and should be read in conjunction with the disclosures contained therein. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the proxy statement, this Current Report on Form 8-K is more current. Capitalized terms used but not defined in the additional disclosures have the meanings given them in the proxy statement.

1. The discussion on page 24 of the proxy statement under “The Merger—Background of the Merger” concerning the December 3, 2009 meeting and the subsequent informal discussions among Ewing Bemiss and our management and directors following this meting (the reference to which is corrected to refer to the December 3, 2009 meeting), is supplemented as follows:

Ewing Bemiss also discussed with senior management a potential sale of one or more of the Company’s operating units as a potential strategy to maximize stockholder value. In particular, Ewing Bemiss observed that PrO Unlimited and Rightsourcing, which were projected to account for approximately 63% of the Company’s 2009 EBITDA before corporate expenses, would potentially be more valuable as a standalone vendor managed services (VMS) platform than as part of the integrated staffing and human capital management services company and would potentially generate a higher purchase multiple on a standalone basis than could be obtained through a sale of the Company in its entirety. However, Ewing Bemiss concluded, as our management itself had previously concluded, that this strategy was likely to result in a much lower valuation to stockholders than would a sale of the entire Company, principally because:

•	selling assets in which the Company had a very low tax basis and high taxable gains on sale (at federal income tax rates of about 40%) would not be tax efficient;

•	separating the deeply interrelated billing, computing and back office functions of these units would be difficult and costly;

•	separating other inter-company arrangements, including for shared employees and services, could significantly disrupt on-going business operations; and

•	bifurcating the Company’s existing bank facility could prove difficult.

2. The discussion on page 26 of the proxy statement under “The Merger—Background of the Merger” concerning the board of directors’ consideration of the reasons ABRY reduced its offer to $2.32 per common share, and the decision of our board of directors not to re-contact the other finalist bidders, is supplemented as follows:

As Ewing Bemiss explained to our board of directors at the October 22, 2010 meeting, the most significant due diligence findings having a negative impact on the Company’s expected EBITDA were:

•

the notification to the Company by a major client of PrO, which was expected to account for approximately $1.6 million of the Company’s EBITDA in 2010, that it planned to terminate its business with PrO effective January 1, 2011; and

•

the determination that a major client of the Company’s staffing division, which was expected to account for approximately $1.8 million in EBITDA in 2010, would be seeking three vendors to perform the work the Company is currently performing alone, resulting in a possible significant reduction in business from that client and potentially in the loss of that client entirely.

As noted, in discussing the purchase price implication of the issues raised by ABRY as a basis for its reduced offer of $2.32 per common share, our board of directors concluded that, to the extent the other two bidders that submitted “best and final” proposals (of $2.60 and $2.63 per share of common stock, respectively) would have been willing to submit revised bids, both of these finalist bidders would have reduced their respective offers by at least as much as ABRY had reduced its offer. In not requiring Ewing Bemiss to re-contact these other finalist bidders, our directors also took into account that:

•

during the exclusive due diligence period, which had been on-going for approximately three and one-half weeks to this point, the parties had made significant progress in the negotiation of the terms and the drafting of the proposed merger agreement;

•	ABRY had indicated to Ewing Bemiss that it would likely withdraw from the process if bidding were to be re-opened;

•

the risk that ABRY would withdraw from the process as measured against the financial advantage, if any, to be gained by the Company by re-opening bidding (after previously solicited “best and final” proposals at the conclusion of a full auction process);

•

the additional time required to complete a second track of due diligence and negotiations with one or both of the other bidders would certainly prevent a transaction from being completed in 2010, which management considered advantageous at the time because 2010 federal income tax rates were considered to be low and 2011 federal income tax rates were considered to be uncertain;

•	ABRY, alone among the finalist bidders, had a clear path to an alternative source of debt financing that would be necessary to complete a transaction;

•

key management personnel of the Company had devoted significant time and effort in satisfying ABRY’s due diligence requests and in negotiating the terms of the merger agreement, and, if the due diligence and negotiation process had been repeated with one or more other bidders, then such process would have further diverted management’s attention from on-going Company operations; and

•

although the staffing and human capital management sectors showed improvement in the second and third quarters of 2010 ahead of the general climate in the United States, economic conditions continued to be unstable, job creation continued to be anemic, and credit markets continued to be tight in the fourth quarter of 2010.

3. The discussion beginning on page 36 of the proxy statement under “The Merger—Certain Company Forecasts” concerning management’s preparation of forecasts is supplemented as follows:

Except for forecasts on a segment basis prepared solely for the purpose of valuing goodwill as required under Accounting Standards Codification Topic 350, Intangibles—Goodwill and Other, the Company’s management has not, for at least 10 years, prepared projections that extended beyond the next fiscal year, principally because of the nature of the staffing and human capital management services businesses. Client contracts are often short-term or easily terminable with customer demand motivated by specific circumstances, often local or peculiar to a client’s own industry. Management does not consider such long-term projections to be reliable. Accordingly, management made no exception to its historical practice in declining to provide long-term projections to Ewing Bemiss for purposes of rendering its fairness opinion. However, as a result, as noted on page 35 of the proxy statement, Ewing Bemiss did not perform a discounted cash flow analysis of the Company since it did not have the long-term forecasts necessary to complete this analysis.

4. The lead-in sentence to summary financial projections on page 37 of the proxy statement under “The Merger—Certain Company Forecast,” describes some late adjustments made to the Company’s financial projections based on actual third quarter 2010 results without mentioning that various other adjustments were made that did not relate directly to actual third quarter 2010 results. This sentence is restated as follows:

The financial projections originally provided on August 17, 2010 were updated based upon actual results for the third quarter of 2010 and changes in outlook for the fourth quarter of 2010 and fiscal 2011, with appropriate pro forma adjustments for non-recurring items as indicated in the table and footnotes below. Projected revenue, gross profit and adjusted EBITDA, as shown in this table (in thousands of dollars), were reduced in the updated projections for fiscal 2010 and 2011 (except for 2010 revenue).

5. Footnote (1) to the summary financial projections on page 38 of the proxy statement under “The Merger—Certain Company Forecast,” describes some late adjustments made to the Company’s 2010 financial projection. This discussion is supplemented by adding a footnote (2) to the 2011 financial projection as follows:

(2)	The 2011 projection reflects updated information relative to the projections provided to buyers on August 17, 2010, including the impact of the loss of a major PrO client that previously had been expected to contribute approximately $1.6 million of the Company’s EBITDA in 2011, partially offset by $1.1 million of increases related to existing mature accounts. We received notification that this large client is terminating its business with PrO effective in January 2011 (for reasons unrelated to performance).

6. The last sentence under “The Merger—Interests of Certain Persons in the Merger—Arrangements with Surviving Corporation” on page 41 of the proxy statement is restated for added clarity by naming certain key persons, as follows:

In addition, except as disclosed in the proxy statement, there is no present or proposed material agreement, arrangement, understanding or relationship between Parent, Merger Sub, or any of their respective executive officers, directors, controlling persons or subsidiaries, on the one hand, and the Company or any of its officers, directors, controlling persons or subsidiaries, on the other hand, including without limitation, John C. Fanning or Harry V. Maccarrone (in either case individually or in any other capacity, including as a director, officer, stockholder, general partner, limited partner, trustee, beneficiary or grantor), the John C. Fanning Revocable Trust, the John C. Fanning Irrevocable Grantor Retained Annuity Trust (GRAT) or the Fanning Asset Partners, L.P. None of ABRY, Parent, Merger Sub or any of their respective controlling persons, subsidiaries and other affiliates intends to, and ABRY, Parent and Merger Sub have committed not to, sell or otherwise grant any equity securities in such entities to John C. Fanning, Harry V. Maccarrone, Kenneth J. Daley, Daniel Raynor, Gordon Robinett or Pierce J. Flynn (in either case individually or in any other capacity, including as a director, officer, stockholder, general partner, limited partner, trustee, beneficiary or grantor), the John C. Fanning Revocable Trust, the John C. Fanning Irrevocable Grantor Retained Annuity Trust (GRAT) or the Fanning Asset Partners, L.P. in connection with or during the 18 months following the consummation of the merger.

FORWARD LOOKING STATEMENTS

This communication (and the documents to which we refer you in this communication) contains statements that, in our opinion, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “project,” “estimate,” “will,” “may,” “should,” “future,” “predicts,” “potential,” “continue” and similar expressions identify these forward-looking statements, which appear in a number of places in this communication (and the documents to which we refer you in this communication) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this communication relates, plans for future growth and other business development activities as well as capital expenditures, financing sources, and the effects of regulation and competition, and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. Investors are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Form 10-K, factors and matters contained or incorporated by reference in this document, and the following factors:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee and/or reimburse Parent and Merger Sub for its incurred fees and expenses;

•

the failure of Parent to obtain the necessary equity financing set forth in the equity commitment letter received in connection with the merger, the failure to obtain the debt financing necessary to complete the merger transaction or the failure of such financings to be sufficient to complete the merger and the transactions contemplated thereby;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including required regulatory approvals;

•	the failure of the merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the outcome of any legal proceedings that are and may be instituted against the Company and/or others relating to the merger agreement;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally; and

•	the amount of the costs, fees, expenses and charges related to the merger.

We undertake no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

ADDITIONAL INFORMATION

In connection with the proposed merger, the Company filed with the SEC a definitive proxy statement. The definitive proxy statement was mailed to the Company stockholders on or about November 26, 2010. Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the definitive proxy statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this communication and the proxy statement, by going to the Investors page of our corporate website at www.comforce.com.

Any person, including any beneficial owner, to whom a proxy statement is delivered may request copies of this communication or the proxy statement and any of the documents incorporated by reference in this communication or the proxy statement or other information concerning us, without charge, by written or telephonic request directed to COMFORCE Corporation, Attn: Investor Relations, 999 Stewart Avenue, Bethpage, New York 11714; or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

2.1	Amendment No. 1 to Agreement and Plan of Merger dated as of December 17, 2010 among COMFORCE Corporation, CFS Parent Corp. and CFS Merger Sub Corp.

99.1	Press release issued by COMFORCE Corporation on December 17, 2010.

99.2	Cover letter to accompany this Current Report on Form 8-K in mailing to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORCE Corporation

/s/ Harry V. Maccarrone
Harry V. Maccarrone
Chief Executive Officer
Date: December 17, 2010